UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: March 8, 2005

Date of report: March 8, 2005

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

Ferrellgas, L.P.

Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	(Commission file numbers)	(I.R.S. Employer Identification Nos.)

7500 College Boulevard, Suite 1000 Overland Park, KS 66210

_________________

        (Address of principal executive offices) (Zip Code)

(913) 661-1500

(Registrants’ telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On March 8, 2005, Ferrellgas Partners, L.P. issued a press release regarding its financial results for the second fiscal quarter ended January 31, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Kevin T. Kelly, Senior Vice President and Chief Financial Officer will make a presentation at the Lehman Brothers 2005 High Yield Bond and Syndicated Loan Conference on Thursday, March 16, 2005 at 8:10am (EST). Mr. Kelly will provide a general discussion and overview of the company. The presentation will be webcast live at: http://customer.talkpoint.com/LEHM002/031605a_cs/default.asp?entity=Ferrellgas. The presentation materials will be available prior to the presentation and archived at http://www.ferrellgas.com/Investor.asp.

Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The partnership announced today that the parent company of its general partner, Ferrell Companies, Inc., has agreed to extend an existing distribution priority on common units of the partnership it owns in favor of common units owned by public investors. The existing provision in Ferrellgas’ partnership agreement provides the common units owned by the public a right to receive distributions on available cash before distributions are made on common units held by Ferrell Companies. This provision was originally scheduled to expire at the end of calendar year 2005 and has been extended to April 30, 2010. No other terms of the provision were modified. This provision grants the partnership the ability to defer quarterly common unit distributions to Ferrell Companies on a limited basis, if necessary, providing public common unitholders additional distribution coverage. Ferrell Companies owns approximately 18 million common units of the partnership.

The extension of the distribution priority right is reflected in the First Amendment to the Fourth Amended and Restated Partnership Agreement of Ferrellgas Partners, L.P. dated March 8, 2005. A copy of the First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following material is filed as an exhibit to this Current Report on Form 8-K.

Exhibit 3.1

First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated March 8, 2005

The following material is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit 99.1

Press release of Ferrellgas Partners, L.P. dated March 8, 2005, reporting its financial results for the second fiscal quarter ended January 31, 2005 and the extension of the distribution priority to common units owned by the public.

Limitation on Materiality and Incorporation by Reference

The information in this Current Report on Form 8-K related to Items 2.02 and 7.01, including Exhibit 99.1 furnished herewith, is being furnished to the SEC pursuant to Item 2.02 and Item 7.01 of Form 8-K and is not to be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18. In addition, such information is not to be incorporated by reference into any registration statement of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. or Ferrellgas Finance Corp. or other filings of such entities made pursuant to the Exchange Act or the Securities Act, unless specifically identified as being incorporated therein by reference.

The furnishing of particular information in this Current Report, including Exhibit 99.1 furnished herewith, pursuant to Item 7.01 of Form 8-K is not intended to, and does not, constitute a determination or admission by Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. or Ferrellgas Finance Corp. as to the materiality or completeness of any such information that is required to be disclosed solely by Regulation FD of the Exchange Act.

The information in this Current Report on Form 8-K related to Items 3.03 and 5.03, including Exhibit 3.1 filed herewith, is being filed with the SEC and such information is to be incorporated by reference into registration statements of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. or Ferrellgas Finance Corp. and other filings of such entities made pursuant to the Exchange Act or the Securities Act, unless specifically identified as not being incorporated therein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: March 8, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly

Senior Vice President and

Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.

Date: March 8, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly

Senior Vice President and

Chief Financial Officer

FERRELLGAS, L.P.

By Ferrellgas, Inc. its general partner

Date: March 8, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly

Senior Vice President and

Chief Financial Officer

FERRELLGAS FINANCE CORP.

Date: March 8, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated March 8, 2005.

99.1

Press release of Ferrellgas Partners, L.P. dated March 8, 2005, reporting its financial results for the second fiscal quarter ended January 31, 2005 and the extension of the distribution priority to common units owned by the public.